EXHIBIT 10.19


The following is a written description of the terms of employment of Ronald C. Kipp, pursuant to Item 601(b)(10)(ii)(B) of Regulation S-K:


     Title:                     Vice President of Operations.

     Base Salary:               $120,000 per year.

     Annual Incentive Bonus:    40% of base salary, based on achieving specific
                                business goals.

     Stock Options:             5,000 options at market price on date of grant,
                                vesting over four years.

     Vacation:                  Three weeks per year.

     Company Benefit Plan:      Based on current company program

     Automobile:                Lease of up to $40,000 value vehicle.

     Other: Reimbursement of relocation expenses per TCA policy. Sign-on bonus of $10,000 provided employment begins November 1, 2002 or sooner.

     Change in Control:         Pursuant to TCA form of Change in Control
                                Agreement.